                                                                    Exhibit 10.6

                           METRO-GOLDWYN-MAYER INC.
                                      AND
                       METRO-GOLDWYN-MAYER STUDIOS INC.
                         SENIOR MANAGEMENT BONUS PLAN

     This is the Senior Management Bonus Plan (the "Bonus Plan") of Metro-Goldwyn-Mayer Inc., a Delaware corporation formerly known as P&F Acquisition Corp. ("MGM"), and Metro-Goldwyn-Mayer Studios Inc., a Delaware corporation formerly known as Metro-Goldwyn-Mayer Inc. ("Studios" and, collectively with MGM, the "Company").

SECTION 1.  PURPOSE OF THE BONUS PLAN

     The purpose of this Bonus Plan is to provide incentives to members of the Company's senior management by providing them with an opportunity to receive cash bonuses. The compensation payable pursuant to Bonus Interests granted under this Bonus Plan is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code") and the regulations thereunder.

SECTION 2.  PERSONS ELIGIBLE UNDER THE BONUS PLAN

     The only persons eligible (each a "Participant") for the grant of Bonus Interests ("Bonus Interests") under this Bonus Plan are persons who, (i) immediately prior to the date the Underwriting Agreement referred to in Section 7 is signed, held bonus interests under the Company's 1996 Management Stock Option and Bonus Plan (the "Original Plan"), prior to its amendment and restatement (the "Amendment and Restatement") and (ii) agree to the Amendment and Restatement and to the cancellation of their Series A Options, Series B Options and bonus interests granted under the Original Plan pursuant to Modification and Cancellation Agreements (the "Modification and Cancellation Agreements").

SECTION 3.  GRANT OF BONUS INTERESTS

     Each Participant will receive Bonus Interests as determined by the "Bonus Plan Committee" (defined in Section 6 hereof). The performance goal set forth in Section 5 of the "Bonus Interest Agreements" (defined below) has been preestablished by the Bonus Plan Committee.

SECTION 4.  PAYMENTS IN RESPECT OF BONUS INTERESTS

     (a) Each Bonus Interest will, subject to the terms and conditions of this Bonus Plan and related Bonus Interest Agreement in the form of Exhibit A hereto to be entered into by MGM, Studios and each Participant (the "Bonus Interest Agreements"), entitle the Participant holding the Bonus Interest to receive up to $1,000. The obligations to make all payments due from time to time in respect of Bonus Interests are the joint and several obligations of MGM and Studios.

     (b) No payments shall be made pursuant to any Bonus Interest unless the Bonus Plan Committee certifies that the performance goal condition to payment (the "Condition") has been satisfied. The Condition is solely that set forth in Section 5 of the Bonus Interest Agreement with respect to the "Fair Market Value per Common Share" as of the "Determination Date" in question (the quoted terms in this sentence have the meanings given to them in the Bonus Interest Agreement). The members of the Bonus Plan Committee must timely make the certification required for payments pursuant to the Bonus Interests, if the Condition to the payment in question is met.

SECTION 5.  MAXIMUM NUMBER OF BONUS INTERESTS;
            NO ADDITIONAL BONUS INTERESTS

     The maximum number of Bonus Interests that may initially be issued and that may be outstanding at any time is 58,095 Bonus Interests (subject to adjustments in the number of Bonus Interests outstanding pursuant to Section 8 of each Participant's Bonus Interest Agreement). Subject to the same adjustment, the maximum number of Bonus Interests that may be granted in any calendar year to any person may not exceed 20,000 Bonus Interests. No Bonus Interests will be issued except those as permitted by Section 3 and any Bonus Interests issued to a "Permitted Transferee" (defined in Exhibit A hereto) in substitution for the Bonus Interests issued to the transferor.

SECTION 6.  ADMINISTRATION OF THE BONUS PLAN

     (a) This Bonus Plan will be administered by a committee (the "Bonus Plan Committee") appointed by the Board of Directors of MGM. The Bonus Plan Committee will be comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder.

     (b) Subject to the provisions of this Bonus Plan, with the approval of (or delegation of authority by) a majority of the then authorized number of members of each of the Boards of Directors of MGM and Studios (other than any holder of Bonus Interests who serves on either of those Board of Directors), the Committee (or, if applicable, the Prior Committee) is authorized and empowered to do all things necessary or desirable in connection with the administration of this Bonus Plan, including, without limitation, to:

            (i) adopt rules and regulations relating to this Bonus Plan that are not inconsistent with this Bonus Plan and which do not adversely affect any outstanding Bonus Interests, unless the holder of the Bonus Interest has consented or is deemed to have consented to the rules and regulations pursuant to the terms of the holder's Bonus Interest Agreement; and

           (ii) interpret and construe this Bonus Plan and the terms and conditions of all Bonus Interests granted under it.

SECTION 7.  AMENDMENT AND EARLY TERMINATION OF THIS BONUS PLAN

     This Bonus Plan may not be amended or terminated early without the consent of (i) MGM and Studios (by vote of the Boards of Directors of each of MGM and Studios, excluding any holder of Bonus Interests who then is a member of either Board), and (ii) persons then holding a majority in interest of the outstanding Bonus Interests; provided, however, that no amendment or early termination will
           -----------------
deprive the holder of any Bonus Interest, without his or her consent, of any of his or her rights under this Bonus Plan and the Bonus Interest Agreement to which he or she is a party.

SECTION 8.  EFFECTIVE DATE OF THE BONUS PLAN

     All of the conditions to the effectiveness of this Bonus Plan have been satisfied, and this Bonus Plan became effective as of November __, 1997./*/

SECTION 9.  PAYMENTS IN RESPECT OF BONUS INTERESTS

     No payments may be made with respect to any Bonus Interest until this Bonus Plan has been approved by a majority of the shares of Common Stock of MGM, the holders of which are present in person or by proxy at a meeting of shareholders at which a quorum is present (or a majority of the outstanding shares of Common Stock of MGM if approval is by written consent), provided that the Bonus Plan and the Bonus Interests granted under this Bonus Plan will be null and void if that approval is not received before December 31, 1998. If any payments become due in respect of any Bonus Interests before shareholder approval is received, those payments will be made (without interest) if, and within 30 days after, shareholder approval is received, provided such approval is received on or
                                  --------
before December 31, 1998.

SECTION 10.  TERM

     This Bonus Plan will terminate when no unexpired Bonus Interests remain outstanding and no new Bonus Interests may be issued under this Bonus Plan.

                         METRO-GOLDWYN-MAYER INC.


                         By:________________________________________

                         Name:______________________________________

                         Title:_____________________________________


                         METRO-GOLDWYN-MAYER STUDIOS INC.


                         By:________________________________________

                         Name:______________________________________

                         Title:_____________________________________


------------------
/*/ This date will be the date on which the Conditions set forth in the Modification and Cancellation Agreements have been satisfied.

                           METRO-GOLDWYN-MAYER INC.
                                      AND
                       METRO-GOLDWYN-MAYER STUDIOS INC.
                           BONUS INTEREST AGREEMENT
                                PURSUANT TO THE
                         SENIOR MANAGEMENT BONUS PLAN

     This Bonus Interest Agreement (this "Agreement") is entered into as of November __, 1997 by Metro-Goldwyn-Mayer Inc., a Delaware corporation formerly known as P&F Acquisition Corp. ("MGM"), Metro-Goldwyn-Mayer Studios Inc., a Delaware corporation formerly known as Metro-Goldwyn-Mayer Inc. ("Studios" and, collectively with MGM, the "Company") and the person named below as Participant.

          THE BONUS INTERESTS REPRESENTED BY THIS AGREEMENT MAY BE SECURITIES. THE BONUS INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAW OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION SHALL BE SATISFACTORY TO THE COMPANY'S COUNSEL) THAT REGISTRATION UNDER THE ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     1.  BONUS INTERESTS.  Pursuant to the Company's Senior Management Bonus
         ---------------
Plan (the "Bonus Plan") and a Modification and Cancellation Agreement, dated as of November 5, 1997, among MGM, Studios and Participant (the "Modification and Cancellation Agreement"), Participant has been granted the number of Bonus Interests (as defined in the Bonus Plan) set forth after Participant's signature below, on the terms and conditions set forth in the Bonus Plan, the Modification and Cancellation Agreement and this Agreement.

     2.  CERTAIN DEFINITIONS.  The definitions in Schedule 1 hereto of the
         -------------------
following terms are incorporated in, and used in, this Agreement:  "Affiliate",
                                                                    ---------
"Cause", "Common Shares", "Control", "Designated Change in Control", "Good
 -----    -------------    -------    ----------------------------    ----
Reason", "Permanent Disability", "Seven" and "Tracinda".  In addition, the
------    --------------------    -----       --------
definitions set forth below in this Section 2 are also used in this Agreement.

          "Amended and Restated Plan" means the Original Plan as it is amended
           -------------------------
     and restated as of the date of this Agreement.

          "Date of Grant" means the first date under the Original Plan that
           -------------
     Participant was granted bonus interests under the Original Plan.

          "Determination Date" means June 30 and December 31 of each year,
           ------------------
     commencing December 31, 2001 and ending December 31, 2006. In addition, in the case of the death of Participant (as to Participant only and if the date of death is before December 31, 2001), the Permanent Disability of Participant (as to Participant only and if the date of Permanent Disability is before December 31, 2001), the dissolution or liquidation of MGM or a Designated Change in Control, a Determination Date will occur on the date of death or Permanent Disability (as to Participant only), the later of the dates the Board of Directors or stockholders of MGM takes any action authorizing the dissolution or liquidation or the day before the Designated Change in Control, respectively, in each case if on or prior to December 31, 2006. In addition, if Participant ceases to be employed by at least one of MGM, Studios or any subsidiary of MGM or Studios due to termination of his or her employment for Cause or Participant's resignation from his or her employment without Good Reason, a Determination Date will occur on the date that Participant so ceases to be employed. The effect of this definition is that the only Determination Dates for determining Bonus Amounts are those set forth in Sections 4(a)(ii) and 5(a), (b), (c) and
     (d).

          "Majority in Interest" means, as of any date, the holders on that date
           --------------------
     of a majority of the Bonus Interests then outstanding, whether or not vested.

          "Original Plan" means the 1996 Management Stock Option and Bonus Plan
           -------------
     of MGM and Studios, before it was amended and restated to become the Amended and Restated Plan.

          "Permitted Transferee" means, with respect to Participant, (i) the
           --------------------
     successors in interest to Participant upon the death or incompetence of Participant and (ii) Participant's spouse; provided that, in respect of any
                                                --------
     transfer by Participant to Participant's spouse during Participant's lifetime pursuant to clause (ii) of this sentence, Participant must retain power to make all decisions under this Agreement or otherwise with respect to the Bonus Interests being transferred; and, provided, further, that
                                                    --------  -------
     prior written notice of any the transfer has been given to MGM by Participant (except in the case of the death of Participant) and that the Permitted Transferee agrees (in advance of the transfer in any case other than the death of Participant), in a written agreement reasonably satisfactory to MGM and Participant, to be bound by the terms of this Agreement and the Amended and Restated Shareholders Agreement dated as of August 4, 1997 among MGM, Studios, Seven, Tracinda and certain employees of MGM or one or more of its subsidiaries. All references to Participant in this Agreement will include Participant's Permitted Transferees unless the context otherwise requires.

     3.  GENERAL VESTING PROVISIONS.  Except as otherwise provided in Section 4
         --------------------------
of this Agreement, the Bonus Interests that Participant has been granted as of the date of this Agreement will vest or be vested as follows:

          (a) if Section 3(a) is applicable to Participant (as set forth following Participant's signature below), then on October 1, 1997 Participant became vested with respect to 20%
     of his or her Bonus Interests and thereafter will vest with respect to 1/60 of his or her Bonus Interests on the first day of each month thereafter through and including October 1, 2001, except to the extent the Bonus Interests are earlier terminated in whole or in part; or

          (b) if Section 3(b) is applicable to Participant (as set forth following Participant's signature below), then Participant will vest with respect to 20% of his or her Bonus Interests on the first anniversary of the Date of Grant of bonus interests to Participant under the Original Plan, as set forth following Participant's signature below, and thereafter will vest with respect to 1/60 of his or her Bonus Interests on the first day of each month thereafter through and including the fifth anniversary of that Date of Grant, except to the extent the Bonus Interests are earlier terminated in whole or in part.

     Except as provided in Section 4 hereof, vesting will cease at any time that Participant ceases to be an employee of at least one of MGM, Studios or any subsidiary of MGM or Studios.

     4.  ACCELERATION OF VESTING OF BONUS INTERESTS.
         ------------------------------------------

     (a)  Termination of Employment.
          -------------------------

          (i)  Death or Permanent Disability.  If Participant ceases to be
               -----------------------------
     employed by at least one of MGM, Studios or any subsidiary of MGM or Studios by reason of his or her death or Permanent Disability, then (A) the portion of his or her Bonus Interests that have not become vested on or prior to the date of death or Permanent Disability will become fully vested on that date and (B) Participant's Bonus Interests will be payable on the dates and subject to the conditions provided in Sections 5 and 6 hereof.

          (ii)  Termination for Cause or Resignation without Good Reason.  If
                --------------------------------------------------------
     Participant ceases to be employed by at least one of MGM, Studios or any subsidiary of MGM or Studios due to termination of his or her employment for Cause or Participant's resignation from his or her employment without Good Reason, then (A) the portion of his or her Bonus Interests that have not become vested on or prior to the date of such termination or resignation will terminate immediately without the payment of any consideration to Participant, (B) a Determination Date with respect to the portion of his or her Bonus Interests that have become vested on or prior to the date of such termination or resignation will occur on the date that Participant so ceases to be employed and (C) if the Fair Market Value per Common Share as of that Determination Date is greater than $1,000 but less than $2,000, Participant will be entitled to receive payment (without interest) on April 15, 2002 with respect to the portion of his or her Bonus Interests that are vested on the date his or her employment so ceased, in an amount equal to (x) the amount by which the Fair Market Value per Common Share as of such Determination Date is less than $2,000 per share multiplied by (y) the portion of the Bonus Interests that are vested on the date his or her employment so ceased, expressed as a percentage. Except as expressly provided in clause (C) of the immediately preceding sentence, Participant will not be entitled to receive any payments in respect of the vested or unvested portions of Participant's Bonus Interests on the date Participant's employment so ceases due to termination of his or her employment for Cause or Participant's resignation from his or her employment without Good Reason.

          (iii)  Termination without Cause or Resignation with Good Reason.  If
                 ---------------------------------------------------------
     Participant ceases to be employed by at least one of MGM, Studios or any subsidiary of MGM or Studios due to his or her termination without Cause or his or her resignation from his or her employment for Good Reason, then (A) the portion of his or her Bonus Interests that have not become vested on or prior to the date of such termination or resignation will become fully vested on the date of such termination and (B) Participant's Bonus Interests will be payable on the dates and subject to the conditions provided in Sections 5 and 6 hereof.

     (b)  Designated Change in Control.  On the date of a Designated Change in
          ----------------------------
Control, (A) the portion of Participant's Bonus Interests that have not become vested on or prior to the Designated Change in Control will become fully vested and (B) Participant's Bonus Interests will be payable on the dates and subject to the conditions provided in Sections 5 and 6 hereof. The Company will, not later than 15 business days after the occurrence of any Designated Change in Control, provide Participant with written notice outlining the transaction and Designated Change in Control in reasonable detail and describing the arrangements, if any, made or proposed to be made so that prejudice to Participant is avoided in connection with the transaction and Designated Change in Control.

     (c)  Dissolution or Liquidation.  Upon the taking of any action by the
          --------------------------
Board of Directors or stockholders of MGM to authorize the dissolution or liquidation of MGM, whichever occurs later, but subject to the dissolution or liquidation occurring, (A) the portion of Participant's Bonus Interests that have not become vested will become fully vested, (B) Participant's Bonus Interests will be payable on the date and subject to the conditions provided in Sections 5 and 6 hereof and (C) Participant's Bonus Interests will terminate upon the consummation of the dissolution or liquidation of MGM. MGM will, no later than the earlier to occur of (x) 15 days after the date the Board of Directors or stockholders of MGM authorizes the dissolution or liquidation of MGM or (y) 15 business days prior to the consummation of any dissolution or liquidation of MGM, provide Participant with written notice outlining the transaction and the dissolution or liquidation in reasonable detail and describing the arrangements, if any, made or proposed to be made so that prejudice to the Participant is avoided in connection with the dissolution or liquidation.

     5.  DETERMINATION OF BONUS AMOUNTS.
         ------------------------------

     (a) Subject to Sections 5(e), 8 and 9 hereof and except as provided in Sections 5(b), (c) and (d) hereof, on the first Determination Date, if any, that the Fair Market Value per Common Share as of that Determination Date is greater than $1,000 but less than $2,000, Participant will be paid, with respect to each Bonus Interest held by the Participant, to the extent then vested, an amount equal to (x) the amount by which the Fair Market Value per Common Share as of that Determination Date is less than $2,000 per share multiplied by (y) the portion of the Bonus Interest that is vested, expressed as a percentage.

     (b) Subject to the Sections 5(e), 8 and 9 hereof, if Participant dies or becomes subject to a Permanent Disability before December 31, 2001, Participant or Participant's estate will be paid, (i) if the Fair Market Value per Common Share is greater than $1,000 but less than $2,000 as of the date of death or Permanent Disability, the "Present Value" (determined as provided in Section 5(f) hereof) of each full Bonus Interest held by Participant on the date of death or Permanent Disability (or a proportionate amount for fractions of a Bonus Interest) or (ii) if no payment is due under clause (i) because the Fair Market Value per Common Share is $1,000 or less as of the date of death or Permanent Disability, the amount, if any, that is payable for the Bonus Interests at any subsequent Determination Date.

     (c) Subject to Sections 5(e), 8 and 9 hereof, if a Designated Change in Control occurs before December 31, 2001, Participant will be paid, (i) if the Fair Market Value per Common Share is greater than $1,000 but less than $2,000 as of the date of the Designated Change in Control, the "Present Value" (determined as provided in Section 5(f) hereof) of each full Bonus Interest held by Participant on the date of the Designated Change in Control (or a proportionate amount for fractions of a Bonus Interest) or (ii) if no payment is due under clause (i) because the Fair Market Value per share is $1,000 or less as of the date of the Designated Change in Control, the amount, if any, that is payable for those Bonus Interests at any subsequent Determination Date.

     (d) Subject to Sections 5(e), 8 and 9 hereof, if any action is taken by the Board of Directors or stockholders of MGM to authorize the dissolution or liquidation of MGM, Participant will be paid, if the Fair Market Value per Common Share is greater than $1,000 but less than $2,000 on the date of approval of the dissolution or liquidation by the Board of Directors or stockholders of MGM, whichever occurs later, for each full Bonus Interest he or she holds, the amount by which the Fair Market Value per Common Share on that date is less than $2,000 (or proportionate amount for fractions of a Bonus Interest), provided that no amount will be due under this Section 5(d) if the dissolution or liquidation does not occur.

     (e) Subject to Section 5(e)(v) below, but notwithstanding anything else to the contrary in this Agreement, the following provisions govern Sections 5(a),
(b), (c) and (d) hereof:

           (i) If a payment is made in respect of the vested portion of a Bonus Interest in accordance with Sections 5(a), (b), (c) or (d) and Section 6, no payment will thereafter be due, or any refund required, in respect of that vested portion and that vested portion will be terminated upon the payment being indefeasibly made, regardless of the Fair Market Value per Common Share at any subsequent Determination Date;

           (ii) If the Fair Market Value per share of Common Stock is $1,000 or less at any Determination Date, Bonus Interests in respect of which a payment may be made will continue to be eligible to receive payment, if the Fair Market Value per share of Common Stock is greater than $1,000 but less than $2,000 at any subsequent Determination Date;

           (iii) If at any Determination Date the Fair Market Value per Common Share is $2,000 or greater, no payment will then or thereafter be due in respect of the vested portions of Bonus Interests outstanding on that Determination Date and those vested portions will be terminated; and

          (iv) The payments to be made to Participant will be made as provided in Section 6 hereof;

           (v)  The provisions of this Section 5 shall not be applicable if
     Section 4(a)(ii) is applicable to Participant by reason of termination of his or her employment for Cause or Participant's resignation from his or her employment without Good Reason; and

          (vi) No payments may be made with respect to any Bonus Interest until the Bonus Plan has been approved by a majority of the shares of Common Stock of MGM, the holders of which are present in person or by proxy at a meeting of shareholders at which a quorum is present (or a majority of the outstanding shares of Common Stock of MGM if approval is by written consent), provided that the Bonus Plan and the Bonus Interests granted
               --------
     under this Bonus Plan will be null and void if that approval is not received before December 31, 1998. If any payments become due in respect of the Bonus Interests before shareholder approval is received, those payments will be made (without interest) if, and within 30 days after, shareholder approval is received; provided such approval is received on or
                                       --------
     before December 31, 1998.

     (f)  The "Present Value" of an amount payable prior to April 15, 2002 for
               -------------
each full Bonus Interest pursuant to Sections 5(b) and 5(c) will be the amount (a proportionate amount for fractions of a Bonus Interest) that, if invested at the "Prime Rate" (defined below) on the date of death, Permanent Disability or Designated Change in Control, as the case may be, would yield on April 15, 2002 an amount equal to the amount by which the Fair Market Value per Common Share on the date of death, Permanent Disability or Designated Change in Control, as applicable, was less than $2,000.

     "Prime Rate" as used in the immediately preceding sentence means the rate
      ----------
published by Morgan Guaranty Trust Company of New York (or, if applicable, its successor or, if a Prime Rate would not be so determinable, the then largest United States state or national bank in terms of assets) as its prime commercial lending rate seven days before the date of death, Permanent Disability or Designated Change in Control, as applicable.

     (g) The Bonus Interests hereunder are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     6.  PAYMENTS FOR BONUS INTERESTS.
         ----------------------------

     (a) Except as provided in Sections 6(b), (c), (d) or (e) hereof, payments due with respect to Bonus Interests are to be made, if the Determination Date is a December 31 or June 30, not later than five business days after the latest to occur of (i) the April 15 next following a Determination Date that is a December 31 or the October 15 next following a Determination

Date that is June 30 or (ii) final determination of the Fair Market Value per Common Share at the Determination Date in question.

     (b) Payments due, as determined in Section 5(b) hereof, with respect to the Bonus Interests of Participant who has died or become subject to a Permanent Disability are to be made not later than five business days after final determination of the Fair Market Value per Common Share at the Determination Date in question.

     (c) Payments due, as determined in Section 5(c)(A) hereof, with respect to Participant's Bonus Interests in the event of a Designated Change in Control are to be made not later than five business days after final determination of the Fair Market Value per Common Share at the Determination Date for the Designated Change in Control.

     (d) Payments due, if any, as determined in Section 5(d) hereof, with respect to Participant's Bonus Interests in the event of the taking of any action by the Board of Directors or stockholders of MGM to authorize the dissolution or liquidation of MGM are to be made by the earliest to occur of the date and time of (x) any distributions in connection with the dissolution or liquidation made to any creditors or holders of equity securities of MGM, (y) the dissolution or (z) the liquidation.

     (e) Any payments due, as determined in Section 4(a)(ii) hereof, with respect to Bonus Interests of Participant following his or her termination of employment for Cause or his or her resignation without Good Reason, are to be made on April 15, 2002.

     (f) All payments due under this Section 6 are to be made by delivery to Participant, within the time period required, of a bank or cashier's check made payable to Participant for the full amount due.

     (g) The obligation to make payments due under this Section 6 are the joint and several obligations of MGM and Studios.

     (h) Payments in respect of Bonus Interests will be due and payable only at the times specified in this Section 6 and in the amounts determined pursuant to
Section 5 hereof or Section 4(a)(ii) hereof, as applicable.

     (i) No payment will be made with respect to a Bonus Interest unless the Bonus Plan Committee provided for under the Bonus Plan (the "Bonus Plan Committee") certifies that the performance goal condition to payment (the "Condition") has been satisfied. The Condition is solely that set forth in
Section 5 of this Agreement with respect to the Fair Market Value per Common Share as of the Determination Date in question. The members of the Bonus Plan Committee must timely make the certification required for payments pursuant to the Bonus Interests, if the Condition to the payment in question is met.

     7.  FAIR MARKET VALUE.  "Fair Market Value", with respect to a Common Share
         -----------------    -----------------
as of any Determination Date, means an amount equal to:

           (i) the sum of (x) the Distributions per Common Share since the date of this Agreement plus (y) the average of the closing prices per Common Share, if traded on a national securities exchange, on the 20 business days immediately preceding the Determination Date, as reported in The Wall
                                                                  --------
     Street Journal, Western Edition;
     -------------------------------

           (ii) if the Common Shares were not traded on a national securities exchange during each of the 20 business days immediately preceding the Determination Date, the sum of (x) the Distributions per Common Share since the date of this Agreement plus (y) the average of the average of the high bid and low asked prices per Common Share on each of the 20 business days immediately preceding the Determination Date in the over-the-counter market, as reported by NASDAQ or, if applicable, other system then in use, provided that, if the Common Shares were traded on a national securities
     --------
     exchange for a portion of the 20-business day period referred to in clause
     (i) and for the balance of the 20-business day period on NASDAQ or other system referred to in clause (ii), then the closing prices determined for each business day in question in clause (i) and the average of the high bid and asked prices for each business day in question in clause (ii) will be utilized for each of the 20 business days in question, as applicable, and the prices so used for the 20 business days will be averaged; or

           (iii) if the Common Shares were not traded on a national securities exchange or in the over-the-counter market on those immediately preceding 20 business days, the Fair Market Value per Common Share will be equal to the sum of (x) the Distributions per Common Share since the date of this Agreement plus (y) the amount determined in good faith by the Boards of Directors of each of MGM and Studios (excluding from the deliberations any holder of Bonus Interests who is then a member of the Board of Directors of MGM or Studios), as more fully described below in this Section 6, as being the Fair Market Value per Common Share exclusive of those Distributions.

As used above in this definition of "Fair Market Value," (1) "Distributions per
                                                              -----------------
Common Share" means the sum of (A) the per Common Share cash dividends and per
------------
Common Share fair market value of other property paid as dividends and distributions (except distributions of Common Shares or rights to purchase Common Shares and ordinary quarterly cash dividends made by MGM out of the cumulative consolidated net income of MGM and its consolidated subsidiaries earned from continuing operations subsequent to September 30, 1997) made by MGM after the date of this Agreement on or in respect of its Common Shares plus (B) the amount obtained by dividing (x) the cash and fair market value of other property paid by MGM or any of its subsidiaries for the repurchase or redemption of any Common Shares by (y) the number of Common Shares outstanding after giving effect to the repurchase or redemption, provided that dividends and
                                        --------
distributions on securities other than Common Shares, to the extent in excess of market rates, and amounts (whether in cash, other property or a combination of both) paid to acquire such securities or provided as liquidation or similar preferences thereon, in each case in excess of the amount paid therefor plus unpaid dividends at not in excess of market rates, will be treated as distributions on the Common Shares for the purposes of clause (1)(A) of this sentence and, provided, further, that the fair market value of all non-cash
              --------  -------
amounts distributed or paid, referred to above in this sentence, will be determined in good faith by the Boards of Directors of

MGM and Studios (excluding from the deliberations any holder of Bonus Interests who is then a member of the Board of Directors of MGM or Studios), and (2) "business day" means a day when the national securities exchange or over-the-
 ------------
counter market in question, as applicable, is open for trading. Notwithstanding the foregoing provisions of this definition, if the Fair Market Value of the Common Shares is to be determined pursuant to clause (iii) at any time on or before the earlier to occur of the initial public offering of MGM or December 30, 1997 (other than in connection with a Designated Change in Control), the Fair Market Value of a Common Share will be $1,000.

     Each determination of the Fair Market Value pursuant to either clauses (i) or (ii) of this definition of "Fair Market Value" must be in the form of a certificate of the Boards of Directors of each of MGM and Studios, duly executed by a member of each Board of Directors (other than any member thereof who holds Bonus Interests) setting forth in reasonable detail the determination. Each determination of Fair Market Value pursuant to clause (iii) of this definition or of the value of non-cash distributions and payments per Common Share must be made by a nationally recognized independent investment banking firm or other valuation firm mutually acceptable to each of the Boards of Directors of MGM and Studios and a Majority in Interest (a "Third Party Appraiser"). If the Boards of Directors of MGM and Studios and a Majority in Interest fail to mutually agree on a Third Party Appraiser with respect to the determination of Fair Market Value (including with respect to the value of non-cash distributions and payments per Common Share) as of any Determination Date within 20 days after that Determination Date, the Boards of Directors of MGM and Studios or any holder of Bonus Interests may request the American Arbitration Association, in accordance with its then-established procedures, to promptly appoint a Third Party Appraiser, provided that the Third Party Appraiser appointed must not have
(x) any direct or indirect beneficial ownership of any equity interests in the Company or any of its Affiliates or (y) received, during the two years preceding the Determination Date, fees, underwriting discounts, commissions or other compensation from the Company and its Affiliates aggregating more than $2,000,000.

     In determining Fair Market Value, there shall not be taken into account any
(a) premiums for control, (b) discounts for minority interests, (c) restrictions on transfer or other similar limitations imposed by applicable law, (d) agreement to which the holder of any Common Shares is subject or (e) discounts for any vesting schedules pertaining thereto. In determining Fair Market Value of any Common Shares pursuant to clause (iii) of this definition of "Fair Market Value," each outstanding option to acquire securities to be issued by MGM or Studios will be deemed to have been exercised and the exercise price thereof to have been received by the Company, if the Fair Market Value on the relevant Determination Date would thereby be increased.

     The Third Party Appraiser will be instructed to complete its determination of the Fair Market Value of the Common Shares by no later than 30 days after its appointment. Within 30 days after completion of the determination, either the Company or a Majority in Interest may challenge the determination of the Third Party Appraiser by delivery of notice to the Company, in the case of an objection by a Majority in Interest, or to Participant and each other holder of Bonus Interests, in the case of an objection by the Company. If the Company and a Majority in

Interest are unable to resolve the objections to the determination within 20 days after the date of delivery of the objection notice, the dispute will be resolved by arbitration pursuant to Section 16 of this Agreement. If no objection to the determination is made within the 30-day period, however, the determination of the Third Party Appraiser will be conclusive and binding on the Company, Participant and all other holders of Bonus Interests. The fees and expenses of the Third Party Appraiser will be borne by the Company.

     In connection with any determination of Fair Market Value of Common Shares pursuant to clause (iii) of this definition of "Fair Market Value," the Company will furnish to the Third Party Appraiser a consolidated balance sheet of MGM and its subsidiaries as at the most recent December 31 and consolidated statements of operations and stockholders' equity (deficit) and consolidated statements of cash flow of MGM and its subsidiaries for the fiscal year ended on that December 31, setting forth comparisons to the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent public accountants of national standing. That opinion may not be qualified as to scope and must state that (A) the financial statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous fiscal year except to the extent stated or referred to in the opinion, (B) the financial statements fairly present in all material respects the consolidated financial condition, consolidated results of operations and consolidated cash flows of MGM and its subsidiaries as of the dates thereof and for the periods covered thereby and (C) the examination by the accountants in connection with the financial statements was made in accordance with generally accepted auditing standards. In addition, if the Determination Date in question falls during the period from May 15 of any year through and including December 30 of that year, the Company must furnish to the Third Party Appraiser MGM's most recent unaudited consolidated quarter-end balance sheet and statement of operations and statement of cash flows for the period commencing on the first day of the year in question through the quarter end in question, along with comparative unaudited data for the preceding year. The Company will use its best efforts to cause the financial statements and opinion of independent public accountants to be delivered within the time periods specified above. If any of them nevertheless cannot be timely delivered, the Company will cause them to be delivered as soon as reasonably practicable and the time in which the Third Party Appraiser is required to complete its determination will be extended by a reasonable amount of time, up to the number of days of delay in such timely delivery.

     In connection with any determination of Fair Market Value of Common Shares by a Third Party Appraiser, the Company will also permit (and cause each of its subsidiaries to permit) the Third Party Appraiser or its advisors to visit and inspect any of the properties of the Company or any of its subsidiaries, including its books of account (and to make copies thereof and to take extracts therefrom), and to discuss its affairs, finances and accounts with its officers or employees, all at such reasonable times and as often as may be reasonably requested. Prior to providing any information that is confidential or access to the books, records and properties of the Company or any of its subsidiaries, persons to whom the information or access is to be furnished must execute and deliver to the Company, upon the request of MGM, a Confidentiality Agreement in a form reasonably approved by the Bonus Plan Committee.

     A copy of each determination of Fair Market Value by a Third Party Appraiser will be delivered to Participant promptly (and in any event not later than five days) after the determination is completed by the Third Party Appraiser. The determination must be accompanied by a valuation report prepared by the Third Party Appraiser with respect to the Common Shares and a certified resolution of the Boards of Directors of each of MGM and Studios (in the form of a certificate duly executed by a director of each of MGM and Studios (other than any director who holds Bonus Interests)) setting forth the determination by the Board of Fair Market Value. Each certification pertaining to a Determination Date that is a December 31 Determination Date must be accompanied by a letter from the accountants rendering the opinion referred to in this definition of "Fair Market Value" for the fiscal year in question to the effect that, in connection with their review and audit of the financial statements of the Company and its consolidated subsidiaries for that fiscal year, they have reviewed the calculations of the Boards of Directors of each of MGM and Studios referred to in this definition and are in agreement with each of the calculations and amounts referred to in that certificate. Those calculations will then be conclusive and binding on Participant.

     8.  ANTIDILUTION ADJUSTMENTS; CERTAIN ACQUISITION TRANSACTIONS.
         ----------------------------------------------------------

     (a)  If MGM

           (i) pays a dividend or makes a distribution on its Common Shares in shares of its Common Shares;

          (ii) subdivides its outstanding shares of Common Shares into a greater number of shares;

         (iii) combines its outstanding shares of Common Shares into a smaller number of shares; or

          (iv) issues by reclassification of its Common Shares any shares of its capital stock;

then the number of Bonus Interests set forth after Participant's signature hereto and the $1,000 and $2,000 amounts in Section 5 hereof and the $1,000 amount in Section 7 hereof or, if those amounts have then been adjusted pursuant to this Section 8, the then amounts shall be appropriately adjusted. By way of illustration, if a Participant was initially granted 10,000 Bonus Interests and the $1,000 and $2,000 amounts have not then been adjusted pursuant to this
Section 8, 10,000 Bonus Interests and the $1,000 and $2,000 amounts would become, if the Company (i) paid a dividend per Common Share of one-tenth of a Common Share, 11,000 Bonus Interests, $909.09 and $1,818.18, respectively, (ii) subdivides each of its outstanding Common Shares into 1.3 Common Shares, 13,000 Bonus Interests, $769.23 and $1,538.46, respectively, (iii) combined its outstanding Common Shares into 75% of the number of Common Shares outstanding before the combination, 7,500 Bonus Interests, $1,333.33 and $2,666.67, respectively, or (iv) reclassified its Common Shares so that each of its Common Shares becomes 1.5 Class A Common Shares, 15,000 Bonus Interests and $666.67 and $1,333.33 per Class A Common Share, respectively.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If in a reclassification a holder of Common Shares receives shares of two or more classes of capital stock of the Company, appropriate adjustments shall be made in Section 5.

     (b) If MGM is acquired by another person, however the acquisition is structured, or consolidates with another person, and in either case the holders of Common Shares of MGM receive equity securities of the acquiring person or its parent or Affiliate or, in the case of a consolidation, receive equity securities of the consolidated person, (i) appropriate adjustments shall be made in the definition of Common Shares and in the $1,000 and $2,000 amounts in
Section 5 hereof and the $1,000 amount in Section 7 hereof, as they may have then been adjusted pursuant to this Section 8. By way of illustration, if MGM is acquired by NewCo Inc. ("NewCo") and each Common Share becomes, as part of the transaction, two shares of Common Stock of NewCo plus the right to receive $500, then the number of Bonus Interests then outstanding under this Agreement shall be multiplied by two, each Common Share will be deemed to be two shares of Common Stock of NewCo, the $1,000 and $2,000 amounts, if not previously adjusted pursuant to this Section 8, will be deemed to be $500 and $1,000 and, for the purposes of determining Fair Market Value pursuant to Section 7, the acquisition transaction will be deemed to have resulted in a distribution per one share of NewCo Common Stock of $250.

     9.  PAYMENT OF WITHHOLDING TAXES.  If the Company becomes obligated to
         ----------------------------
withhold an amount on account of any tax imposed as a result of the exercise of the payments on Bonus Interests pursuant to Section 6 hereof including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (each a "Withholding Liability"), the Company is authorized to withhold from the payments on the Bonus Interests all Withholding Liability relating to the payment. Participant agrees that the withholding, and payment of any such amounts by MGM (or Studios or a subsidiary of MGM or Studios) to the relevant taxing authority will constitute full satisfaction of the obligation of any of them to pay such compensation or other amounts to Participant. Participant will indemnify the Company and hold it harmless from and against any federal, state or local withholding tax liability (including interest and penalties) that results from the payments in respect of Bonus Interests to Participant, except to the extent that (i) any such penalties result from the failure of the Company to make a good faith determination of the amounts to withhold from Participant or (ii) any such liabilities, interest or penalties result from the failure of the Company to pay over to the relevant taxing authorities any sums withheld from, or paid to the Company by, Participant to satisfy any Withholding Liability.

     10.  NOTICES.  All notices and other communications required or permitted
          -------
to be given pursuant to this Agreement must be in writing and will be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to either MGM or Studios at 2500 Broadway Street, Santa Monica, CA 90404, Attention: Chief Executive and Financial Officers, or to Participant at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as MGM and

Studios, on the one hand, or Participant, on the other, may designate by written notice, complying with this Section 10, to the other.

     11.  NONTRANSFERABILITY.  No Bonus Interest or any interest therein may be
          ------------------
sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than to a Permitted Transferee.

     12.  BONUS PLAN.  The Bonus Interests are granted pursuant to, and subject
          ----------
to the terms and conditions of, the Bonus Plan, as it may be amended from time to time in accordance with its terms, and the Modification and Cancellation Agreement. Until all amounts payable in respect of Participant's Bonus Interests are paid, the Company will, upon written request, send a copy of the Bonus Plan, in its then-current form, to Participant or any other person or entity then entitled to receive payments in respect of Participant's Bonus Interests.

     13.  NO STOCKHOLDER RIGHTS.  The Bonus Interests are not considered to be
          ---------------------
equity securities of MGM or Studios and will not have any rights to vote or receive dividends. The joint and several obligations of MGM and Studios to make payments Bonus Amounts in respect of Bonus Interests is intended to be and constitute general unsecured credit obligations of MGM and Studios.

     14.  NO EMPLOYMENT RIGHTS.  Subject to the provisions of any written
          --------------------
employment agreement between Participant and MGM, Studios or a subsidiary of either, neither any provision of the Bonus Plan or this Agreement nor the holding of the Bonus Interests (a) confers upon Participant any right to continue in the employ of the Company or any of its subsidiaries, (b) affects the right of the Company and each of its subsidiaries to terminate the employment of Participant, with or without Cause and for any reason or without reason, or (c) confers on Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Bonus Plan. PARTICIPANT ACKNOWLEDGES AND AGREES THAT, SUBJECT TO ANY WRITTEN EMPLOYMENT AGREEMENT BETWEEN PARTICIPANT AND ANY OF MGM, STUDIOS OR A SUBSIDIARY OF MGM OR STUDIOS, MGM, STUDIOS AND EACH OF THEIR SUBSIDIARIES MAY TERMINATE THE EMPLOYMENT OF PARTICIPANT AT ANY TIME (x) WITH OR WITHOUT CAUSE AND (y) FOR ANY REASON OR FOR NO REASON.

     15.  TERMINATION OF BONUS INTERESTS.  Bonus Interests will terminate (a) as
          ------------------------------
provided in Section 4(a)(ii), (b) to the extent no payment or further payment may thereafter be made in respect of the Bonus Interests and (c) if no payment is otherwise then due on the Bonus Interests, upon the earlier to occur of (x) the liquidation, dissolution and winding up of MGM, except as provided in
Section 8, or (y) May 15, 2007.

     16.  ARBITRATION OF DISPUTES.
          -----------------------

     (a) The Fair Market Value of any Common Share (including the value of any non-cash distributions and payments per Common Share) will be determined as provided in Section 7.

     (b) Except as provided in Sections 7 and 16(a) hereof, all disputes between Participant and the Company, however significant, arising out of, relating in any way to, or in connection with, this Agreement (including the validity, scope and enforceability of this arbitration provision) will be settled only by an arbitration (x) conducted in accordance with the then rules of the American Arbitration Association or any similar successor body and (y) held in Los Angeles, California.

     (c) The arbitration will be held before a single arbitrator mutually agreed to by the parties to the arbitration, except that, if the parties fail to agree to an arbitrator within 20 days from the date on which the claimant's request for arbitration is delivered to the other party to the arbitration, the arbitration shall be held before an arbitrator appointed by the American Arbitration Association.

     (d) Discovery will be available in the arbitration proceedings pursuant to the provisions of California Code of Civil Procedure Section 1283.05, which are incorporated herein by reference and made applicable to any arbitration held pursuant to this Section.

     (e) The award of the arbitrator will be made within 90 days from the date on which the arbitrator is selected. The award of the arbitrator will be final and, to the greatest extent allowed by law, the parties agree to waive their right to any form of appeal. The arbitrator must award costs and fees, including the fees of the arbitrator, to the prevailing party. Judgment on any award of the arbitrator may be entered in any court having jurisdiction or application may be made to such court for the judicial acceptance of the award and for one or more orders of enforcement.

     17.  GOVERNING LAW.  Except to the extent provided in Section 16(d) hereof,
          -------------
this Agreement and the Bonus Interests issued under this Agreement are governed by and are to be construed and enforced in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware.

     18.  SEVERABILITY; SUCCESSORS.  If any provision or portion of this
          ------------------------
Agreement is illegal or unenforceable, the other portions of this Agreement will not be affected by the illegality or unenforceability. This Agreement will be binding on MGM, Studios and Participant and their respective successors and assigns, however such succession or assignment is effected.


METRO-GOLDWYN-MAYER INC.               PARTICIPANT

By:  _____________________________     _____________________________

Name:  ___________________________     [Name of Participant], by _______________
                                       "attorney-in-fact"/1/
Title:  __________________________

METRO-GOLDWYN-MAYER STUDIOS INC.       _____________________________
                                       Street Address
By:  _____________________________

Name:  ___________________________     _____________________________
                                       City, State and Zip Code
Title:  __________________________
                                       _____________________________
                                       Social Security Number

                      Number of Bonus Interests: ________/2/

                      Section 3(a) is applicable to Participant. [Yes/No]/3/

                      Section 3(b) is applicable to Participant: [Yes/No]/4/ and

                      Participant's Date of Grant of bonus interests under the

                      Original Plan was ____________, 1997./5/


___________________

Footnotes 1-5 are on the following page.

___________________

[Footnotes for prior page]

/1/ To be signed pursuant to the power of attorney provided for in Section 6 of Participant's Modification and Cancellation Agreement.

/2/ This will be the number set forth in Section 11 of Participant's Modification and Cancellation Agreement, before the Antidilution Adjustment provided for in the Modification and Cancellation Agreement.

/3/ Section 3(a) will be applicable to Participant if Participant was employed by the Company on October 10, 1996 and the Date of Grant of bonus interests to Participant under the Original Plan was before October 1, 1997.

/4/ Section 3(b) will be applicable to Participant if Participant was not employed by the Company on October 10, 1996 or if the Date of Grant of bonus interests to Participant under the Original Plan was on or after October 1, 1997.

/5/ The Date of Grant that Participant was granted bonus interests under the Original Plan will be filled in here.